Exhibit 99.1

Report of Independent Certified Public Accountants

To the Board of Directors of
Community Financial Corporation
Staunton, Virginia

We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of Community Financial Corporation and subsidiary for year ended March 31, 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Community Financial Corporation and subsidiary for the year ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO SEIDMAN, LLP

Richmond, Virginia
April 22, 2001